Exhibit 5.1

300 North LaSalle

Chicago, IL 60654

United States +1 312 862 2000	Facsimile: +1 312 862 2200

www.kirkland.com

June 21, 2021

Integral Ad Science Holding Corp.

95 Morton Street, Floor 8

New York, New York 10014

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel to Integral Ad Science Holding Corp., a Delaware corporation (the “Company”) to be formed upon the statutory conversion of Integral Ad Science Holding LLC from a Delaware limited liability company into a Delaware corporation (the “Conversion”), in connection with the proposed registration by the Company of 17,250,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), including 2,250,000 shares of Common Stock, if any, to cover the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-1 (Registration No. 333-256770), filed with the Securities and Exchange Commission (the “Commission”) on June 4, 2021, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be registered by the Company pursuant to the Registration Statement are referred to herein as the “Shares.”

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the form of Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware, which will become effective upon the Conversion and prior to the sale of the Shares, (ii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Shares, (iii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), filed with the Commission on June 14, 2021 and (iv) the Registration Statement.

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Integral Ad Science Holding Corp.

June 21, 2021

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, following effectiveness of the Conversion, when the Shares are duly authorized and, when the Registration Statement becomes effective under the Act, the when the final Underwriting Agreement is duly executed and delivered by the parties thereto and the Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the final Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

Integral Ad Science Holding Corp.

June 21, 2021

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP